UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 27, 2017 (March 21, 2017)

BE Industries Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-49655	87-0678927
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 West Loop South

Suite 1115

Houston, Texas 77027

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (281) 953-7490

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 20, 2017, NAC Global Technologies, Inc. (the “Company”) filed with the Secretary of State of the State of Nevada a Certificate of Amendment (the “Certificate of Amendment”) changing its name to BE Industries Inc., which became effective on March 21, 2017, subject to approval by FINRA (as defined below). As previously disclosed on the Company’s Schedule 14C Information Statement filed with the Securities and Exchange Commission on November 14, 2016, the Certificate of Amendment was approved by the Company’s Board of Directors and majority stockholders. The Certificate of Amendment is attached to this Current Report as Exhibit 3.1. All descriptions of the Certificate of Amendment herein are qualified in their entirety to the text of Exhibit 3.1 hereto, which is incorporated herein by reference.

The Company is seeking approval by the Financial Industry Regulatory Authority (“FINRA”) of the above referenced name change as well as voluntary symbol change. Upon FINRA’s approval, shares of common stock of the Company will be quoted on the OTC Markets under the Company’s new name and trading symbol.

Item 9.01. Financial Statements and Exhibits.

3.1	Certificate of Amendment to the Company’s Articles of Incorporation, dated March 21, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2017	NAC Global Technologies, Inc.

	By:	/s/ Vincent Genovese
		Name:	Vincent Genovese
		Title:	Chief Executive Officer

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